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                                                                    EXHIBIT 12.1

                              THE MACERICH COMPANY

   CALCULATION OF CONSOLIDATED AND COMBINED EARNINGS TO FIXED CHARGES RATIO
                        INCLUDING THE MACERICH PREDECESSOR
                            (dollars in thousands)


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                                         Years Ended December 31,                  Nine Months Ended September 30,
                         -----------------------------------------------------     -------------------------------
                           1996       1995        1994       1993       1992             1997          1996
                         --------   --------    --------   --------   --------       -----------    -----------
Income (loss) before
 minority interest and
 extraordinary items      $30,201    $20,848     $14,530    $ 2,202    $ 2,099         $22,551        $21,784

Fixed Charges:

 Interest Expense          42,353     25,531      22,237     27,783     29,818          47,402         30,490
 Interest Capitalized         461        546         116          0        246           1,916            235
 Amortization of Loan
  Costs                     2,090      3,250       2,397        860        864           1,377          1,717
                         --------   --------    --------   --------   --------         -------        -------
Total Fixed Charges:      $44,904    $29,327     $24,750    $28,643    $30,928         $50,695        $32,442
                         --------   --------    --------   --------   --------         -------        -------
Total Earnings            $74,644    $49,629     $39,164    $30,845    $32,781         $71,330        $53,991
                         --------   --------    --------   --------   --------         -------        -------

Ratio of Earnings to
Fixed Charges               1.66x      1.69x       1.58x      1.08x      1.06x           1.41x          1.66x
                         --------   --------    --------   --------   --------         -------        -------
                         --------   --------    --------   --------   --------         -------        -------

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